UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024 (May 15, 2024)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of principal executive offices)

(Zip Code)

(202) 524-6851

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Global Medical REIT Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on May 16, 2024 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the matters voted on at the Company’s 2024 annual meeting of stockholders held on May 15, 2024 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, in an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 34,040,745 shares voted for every year, 158,991 shares voted for every two years, 1,098,203 shares voted for every three years, 566,323 shares abstained and there were 13,706,822 broker non-votes. In accordance with these results and its previous recommendation (as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 1, 2024 ), the Company’s Board of Directors has determined that the Company will hold future say-on-pay votes every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

	By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: June 6, 2024